Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Territorial Mutual Holding Company:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in Amendment No. 3 to the prospectus.

Honolulu, Hawaii

May 12, 2009